UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 8, 2008

ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of principal executive offices)

Registrant’s telephone number, including area code:

 (86-10) 6582-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) Asia Premium Television Group, Inc. (Bulletin Board: ATVG) (the "Company"), a China-based marketing and advertisement sales company, announced that on January 8, 2008, the Company entered into an asset transfer agreement (the "Asset Transfer Agreement") with Will Sincere Investment Holdings Limited ("WSIH") to acquire the right to use certain software technologies as follows: (1) flash electronic publishing technology; (2) virtual reality network application technology; (3) DJVU document scanning, searching and storage technology; and (4) mobile search technology. To fulfill the payment obligation of RMB2,000,000 pursuant to the Asset Transfer Agreement, the Company will issue 66,700 shares of the Company's common stock at the price of US$4.00 per share.

(b) The Company also announced that on January 3, 2008, the Company entered into a shares purchase agreement (the "Shares Purchase Agreement") with the China Mobile and Communications Association ("CMCA") and its wholly-controlled affiliate, Union Max Enterprises, Ltd. ("Union Max"), to obtain the right to operate as a Provincial Class One Full Service Operator in Jiangxi Province, the People's Republic of China. As the Company's key business partner based in Beijing, CMCA is China's leading association of telecommunications and telecommunication-related companies. Pursuant to the Shares Purchase Agreement, the Company has also acquired a 70%  stock ownership interest in Jiangxi Hongcheng Tengyi Telecommunication Company, Ltd ("Jiangxi Hongcheng"), a local reseller of mobile minutes in Jiangxi Province.

"Provincial Class One Full Service Operator" is the Chinese term used for a company that does not own its own network infrastructure but has the right to provide self-branded mobile services within a telecommunication operator's network. In accordance with the Shares Purchase Agreement, the Company has the right to provide the mobile services under the "P Phone" brand name within China Mobile (Jiangxi)'s network. The services provided by a Provincial Class One Full Service Operator are  similar to those provided by a Mobile Virtual Network Operator ("MVNOs") but also have special Chinese characteristics. The Company will operate in partnership with a provincial branch of China Mobile in Jiangxi Province, China Mobile (Jiangxi), to offer an array of integrated mobile media and payment services that enhance consumers' mobile experience.

Currently only two state-run mobile carriers in the People's Republic of China, China Mobile and China Unicom, serve over 450 million cell phone users. The right to operate as a Provincial Class One Full Service Operator is therefore a significant operating rights for  a non-state mobile operator in China. The Company obtained the Provincial Class One Full Service Operator rights in Jiangxi Province and supporting mobile operating assets in Jiangxi Hongcheng through CMCA/Union Max in a three-step process as follows:

STEP 1. The Company acquired the Provincial Class One Full Service Operator rights from China Mobile (Jiangxi) through CMCA/Union Max, including the quasi-exclusive rights listed below:

(a) to resell China Mobile minutes to consumers in Jiangxi Province;

(b) to sell P-Phone-branded (or Kuai Yi Chong in Chinese) mobile services, including debit-card based payments over mobile phones, and content and other mobile based marketing services to consumers in Jiangxi Province;

(c) to embed software solutions into SIM cards for the purpose of distributing content and mobile services in other brand names in Jiangxi Province; and

(d) to distribute P-Phone-branded SIM cards, phones and smart film through China Mobile (Jiangxi)'s retail outlets in Jiangxi Province.

CMCA has also agreed to assist the Company to obtain preferred content portal and content aggregation status from China Mobile (Jiangxi).

STEP 2. The Company acquired a 70%  stock ownership interest in Jiangxi Hongcheng through CMCA/Union Max. The Company plans to use Jiangxi Hongcheng as its exclusively designated local operator in Jiangxi Province for the services listed in Step 1.

STEP 3. Through Jiangxi Hongcheng, the Company obtained the sales access to all of the 20,000 retail outlets operated by China Mobile (Jiangxi). The access rights to the retail outlets will be granted to Jiangxi Hongcheng by China Mobile (Jiangxi) over the next three to five months. According to China Mobile (Jiangxi), the total sales at these outlets is currently approximately RMB730 million (approximately US$97 million) per year. These revenues are derived solely from resale of mobile minutes. The Company plans to  increase the revenues in 2008 by offering its additional mobile and mobile-based marketing services to mobile users and advertisers.

Pursuant to the Shares Purchase Agreement, the Company will pay the aggregate consideration of US$6 million by issuing 300,000 shares of the Company's common stock at the price of US$5 per share and a lump-sum cash payment of US$4.5 million. To generate funds for the cash portion of the consideration, the Company will divest its low-margin media buying business. The Company believes that the media-buying business presently carries several operating risks that make its continued operation by the Company inconsistent with its business strategy, including: (a) high working-capital requirements (the Company has to finance the large-scale media-buying of its clients on an ongoing basis); (b) high dependence on certain corporate clients for its business; (c) large accounts receivables due to long payment collection cycles that are common in China; and (d) reliance on key management members to maintain business relationships with important clients.

To divest the low-margin media buying business, the Company has entered into an agreement with Fanya Advertising Company Ltd. ("Fanya"), an affiliate of one of the Company's media-buying clients. The Company will sell its media buying operations to Fanya for cash consideration of US$4.5 million. The Company will also pay Fanya a separate one-time fee of US$300,000 in exchange for Fanya's assumption of all debts and payables associated with the media-buying business. The entire US$4.5 million proceeds paid to the Company by Fanya will be used for the US$4.5 million cash payment required by the Shares Purchase Agreement.

Upon the closing of the three-step transactions, the Company believe that it will become the first Provincial Class One Full Service Operator. We intend to begin to carry out our P-Phone-branded (or Kuai Yi Chong in Chinese) mobile services in early 2008 with the support of China Mobile (Jiangxi) and CMCA/Union Max. The Company's mobile services currently will primarily consist of resale of China Mobile minutes, and will also include debit-card based payments over mobile phones, mobile media and content services, and other mobile-based marketing solutions in the future. The Company hopes to derive from this business in the following ways: (a) commissions on resale of China Mobile minutes; (b) tiered mobile media and content service fees; and (c) mobile-based marketing service fees to corporate clients. The Company will generate supplemental revenue through its existing brand agency services.

To reflect the Company's expansion into China's mobile market as a Provincial Class One Full Service Operator, the Company plans to change its name from "Asia Premium Television Group, Inc." to "P Phone Mobile Networks, Ltd.," rather than "P Phone, Inc.," as previously disclosed in a press release on November 27, 2007.

Item 5.02 Election of Directors.

As previously disclosed, Mr. Gong Yan resigned as our Chief Executive Officer and member of the Board of Directors (the "Board") on January 4, 2008. The Board appointed Mr. Jinjiang Jia to serve as our Chief Executive Officer and member of the Board of Directors at the Board meeting held on January 7, 2008. Mr. Jia will hold office for a term of one year or until his qualified successor has been elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: January 8, 2008	By:	/s/ Jing Xing
	Name:	Jing Xing
	Title:	Co-Chairman

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